Exhibit 99.3
OXFORD MEDIA, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEETS
June 30, 2006
(Unaudited)

	Oxford	SVI Hotel	Retained	Purchase	Pro-Forma
	Media, Inc.	Corporation	By Sellers	Allocation	Combined

ASSETS
Current Assets
Cash	$599,493	$-	-	$-	$599,493
Accounts receivable, net	865,650	465,217			1,330,867
Inventory	136,695	114,471			251,166
Prepaid expenses and other current assets	212,204	322,880			535,084
Total Current Assets	1,814,042	902,568	-	-	2,716,610

Property and Equipment	412,535	3,344,419		2,066,581	5,823,535
Software Technology	1,967,244	-			1,967,244
Trade Name and Trade Mark	-	-		340,000	340,000
Customer Relationships	-	-		3,100,000	3,100,000
Goodwill	-	-		4,385,309	4,385,309
Other Assets	504,278	-			504,278
Total Assets	$4,698,099	$4,246,987		$ $ 9,891,890	$18,836,976

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$406,353	$1,288,957	(634,279)	$314,861	$1,375,892
Accrued liabilities	602,586	215,412		600,000	1,417,998
Accrued interest	99,020	-			99,020
Deferred revenue	313,204	169,787			482,991
Current portion of capital lease obligation	5,832	-			5,832
Notes payable	3,430,666	-		100,000	3,530,666
Wholesale financing line of credit	319,375	-			319,375
Notes payable to related parties - current	247,000	-			247,000
Conversion feature liability	3,305,751	-			3,305,751
Dividends payable	240,000	-			240,000
Total Current Liabilities	8,969,787	1,674,156	(634,279)	1,014,861	11,024,525
Long-Term Liabilities
Deferred revenue	288,000	-			288,000
Convertible notes payable to related parties	1,470,000	36,791,372	(36,791,372)		1,470,000
Notes payable	-	-		8,532,000	8,532,000
Note payable to bank	-	3,000,000	(3,000,000)		-
Accrued interest payable to bank	-	35,185	(35,185)		-
Accrued interest payable to shareholders	-	12,732,374	(12,732,374)		-
Deferred tax liablitity				1,720,000	1,720,000
Capital lease obligation, net of current portion	4,205	-			4,205
Total Long-Term Liabilities	1,762,205	52,558,931	(52,558,931)	10,252,000	12,014,205
Commitments and Contingenicies
Preferred stock	4	-			4
Stockholders' Deficit
Common stock	18,163	10		1,625	19,798
Additional paid-in capital	10,892,106	-		1,830,514	12,722,620
Accumulated deficit	(16,944,166)	(49,986,110)	53,193,210	(3,207,110)	(16,944,176)
Total Stockholders' Deficit	(6,033,897)	(49,986,100)	53,193,210	(1,374,971)	(4,201,754)
Total Liabilities and Stockholders' Deficit	$4,698,099	$4,246,987	$-	$9,891,890	$18,836,976

See accompanying notes

OXFORD MEDIA INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2006
(Unaudited)

	Oxford	SVI Hotel	Pro Forma	Pro-Forma
	Media, Inc.	Corporation	Adjustments	Combined

Revenue
Services provided	$1,147,017	$5,310,780		$ $ 6,457,797
Products sold	1,565,840	952,483		2,518,323
Total Revenue	2,712,857	6,263,263		8,976,120

Costs of Revenue
Cost of services provided	572,324	1,260,402		1,832,726
Cost of products sold	1,281,724	257,928		1,539,652
Total Cost of Revenue	1,854,048	1,518,330		3,372,378
Gross Profit	858,809	4,744,933		5,603,742
Stock based compensation	2,590,000	-		2,590,000
Operating, selling, general and administrative	5,281,509	4,802,554	108,178	10,192,241
Loss From Operations	(7,012,700)	(57,621)	(108,178)	(7,178,499)
Other Income (Expense):
Interest income	1,392	56		1,448
Interest expense	(991,385)	(1,627,887)	1,220,887	(1,398,385)
Loss on disposition of assets	-	(180)		(180)
Loss on derivative liability	(2,579,755)	-		(2,579,755)

Net Loss	(10,582,448)	(1,685,632)	1,112,709	(11,155,371)

Preferred Dividends	(160,000)	-		(160,000)

Net Loss Applicable to Common Stockholders	$(10,742,448)	$(1,685,632)	$1,112,709	$(11,315,371)

Basic and Diluted Net Loss per Common Share	$(0.63)			$(0.61)

Weighted-Average Common Shares Outstanding	17,076,149			18,676,149

See accompanying notes

OXFORD MEDIA INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2005
(Unaudited)

	Oxford	SVI Hotel	Pro Forma	Pro-Forma
	Media, Inc.	Corporation	Adjustments	Combined

Revenue
Services provided	$2,374,586	$12,079,119		$14,453,705
Products sold	2,742,485	1,216,570		3,959,055
Total Revenue	5,117,071	13,295,689		18,412,760

Costs of Revenue
Cost of services provided	1,230,231	3,259,363		4,489,594
Cost of products sold	2,438,714	332,829		2,771,543
Total Cost of Revenue	3,668,945	3,592,192		7,261,137
Gross Profit	1,448,126	9,703,497		11,151,623
Stock based compensation	2,676,976	-		2,676,976
Operating, selling, general and administrative	4,646,102	10,844,255	216,356	15,706,713
Loss From Operations	(5,874,952)	(1,140,758)	(216,356)	(7,232,066)
Other Income(Expense):
Interest income	7,001	518		7,519
Interest expense	(627,529)	(2,685,755)	1,771,788	(1,541,496)
Loss on disposition of assets	-	(149,184)		(149,184)
Gain on derivative liability	2,213,295	-		2,213,295

Net Loss	(4,282,185)	(3,975,179)	1,555,432	(6,701,932)

Preferred Dividends	(80,000)	-		(80,000)

Net Loss Applicable to Common Stockholders	$(4,362,185)	$(3,975,179)	$1,555,432	$(6,781,932)

Basic and Diluted Net Loss per Common Share	$(0.43)			$(0.58)

Weighted-Average Common Shares Outstanding	10,056,361			11,656,361

See accompanying notes

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

Basis of presentation

On September 1, 2006, Oxford Media, Inc. (the “Company” or “Oxford”) entered into a Stock Purchase (“Purchase Agreement”), whereby it has acquired 100% of the net assets of SVI Hotel Corporation (“SVI”) effective July 1, 2006. Upon completion of the acquisition, SVI became a wholly-owned subsidiary of the Company. The purchase price is as follows:

Consideration paid:
Net cash paid to selling shareholders	$5,850,000
Short-term note payable	100,000
Value of long-term convertible note payable	2,682,000
Common stock	1,090,000
Warrants	717,000
Expense credits	600,000
Transaction costs	340,000
Total Purchase Price	$11,379,000

The acquisition of SVI is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”), whereby the estimated purchase price has been allocated to tangible and intangible net assets acquired based upon preliminary fair values at the date of acquisition. Such valuations require significant estimates and assumptions including, but not limited to, estimating future cash flows and developing appropriate discount rates. The Company believes the fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The purchase price and fair value estimates for the purchase price allocations may be refined as additional information becomes available. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Accounts receivable, net	$465,217
Inventory	322,880
Prepaid expenses	114,471
Property and equipment	5,411,000
Accounts payable	(654,678)
Accrued expenses	(215,412)
Deferred revenue	(169,787)
Deferred tax liabilities	(1,720,000)
Tradename and Trademark	340,000
Customer Relationships	3,100,000
Goodwill	4,385,309
$11,379,000

The goodwill is not subject to amortization and the amount assigned to goodwill is not deductible for tax purposes. The estimate life of the Trademark and Trade Name is 10 years and the estimated life of Customer Relationships is 17 years.

The unaudited pro forma combined condensed balance sheet was prepared based upon the effective date of the acquisition, June 30, 2006. The unaudited pro forma combined condensed statements of operations were prepared as if the acquisition had taken place at the beginning of the respective periods and for the six months ended June 30, 2006 and the year ended December 31, 2005.

These statements should be read in conjunction with the historical consolidated financial statements and related notes in Oxford’s Annual Report on Form 10-KSB for the year ended December 31, 2005 and the Quarterly Report on Form 10-QSB for the six month period ended June 30, 2006. The unaudited pro forma combined condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had such transactions taken place at the beginning of the respective periods.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Oxford and SVI and the related notes thereto.

The columns captioned “Oxford” represents the balance sheet of Oxford as of June 30, 2006 and the related statements of operations for the year ended December 31, 2005 and for the six months ended June 30, 2006. The columns captioned “SVI” represent the balance sheet of SVI as of June 30, 2006 and the related statements of operations for the year ended December 31, 2005 and for the six months ended June 30, 2006.

The unaudited pro forma combined condensed balance sheet and statements of operations of Oxford have been prepared to give effect to the following pro forma adjustments:

Purchase

1.	Oxford purchased the Hospitality Division assets of SVI Systems, Inc. current assets assumed totaled $902,548.
2.	Property and equipment with a book value at June 30, 2006 was purchased with an allocated value of $5,411,000 an increase of $2,066,581.
3.	The seller retained $669,464 of the current liabilities with Oxford assuming $1,039,877 in current liabilities.
4.
The seller retained all long-term debt of SVI Systems, Inc. in the amount of $52,523,746 which included long -term bank debt of $3,000,000, shareholder notes payable of $36,391,372 and accrued interest to shareholders of $12,732,374.

5.	The balance of the purchase price was attributable to Trade Mark and Trade Name of $340,000, Customer Relationships of $3,100,000 and Goodwill in the amount of $2,665,309.
6.	Deferred taxes were accrued in the amount of $1,720,000, representing the difference in the book tax basis of certain assets. Thus, Goodwill was increased to $4,385,309.

Purchase Price Financing

1.	The purchase consisted of $5,850,000 cash payable to sellers, which was funded by a senior note payable in the amount of $9,850,000 with interest at 10% and due on August 31, 2008.
2.
Oxford issued a convertible note payable in the amount of $2,350,000 (and valued at $2,682,000) due July 15, 2008 with interest at 1 and ½ percent above prime. The note is convertible at $1.75 per share.

3.	Oxford issued a non-interest bearing note in the amount of $100,000 due in January 2007
4.	Oxford issued credits in the amount of $600,000 for services to be rendered by SVI on behalf of SVI Systems, Inc. which can be utilized $200,000 per year in 2006, 2007 and 2008.
5.
Oxford issued 1,600,000 common shares to the sellers which were valued at $1,090,000. This shares have been added to the weighted average of shares outstanding at the beginning of the periods in determine net loss per share

6.	Oxford issued warrants to purchased 1,375,000 common shares at $1.00 per share which were valued at $717,000
7.	Oxford incurred $340,000 in expenses to complete the transaction.

Adjustments to Pro Forma Condensed Combined Statement of Operations

	Six Months	Year Ended
	June 30,	December 31,
	2006	2005
Interest Expense

Credit SVI Systems, Inc. Interest Expense	$1,627,887	$2,685,788

Interest on notes payable issued	(407,000)	(914,000)
Reduction in interest erxpense	$1,220,887	$1,771,788

Amortization of Intangibles	$108,178	$216,356